Exhibit 99.3

DETACH HERE

Guilford Pharmaceuticals Inc.

This PROXY is solicited by the Board of Directors for use at the

Special Meeting of Stockholders on September         , 2005

By signing on the reverse side, the undersigned revokes all prior proxies and appoints Dean J. Mitchell, William F. Spengler and Asher M. Rubin, and each of them, as proxies, each with full power of substitution, acting jointly or by any of them, to vote and act with respect to all shares of common stock in Guilford Pharmaceuticals Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at          .m., local time, on September         , 2005 at 6611 Beckley Street, Baltimore, Maryland 21224, or any adjournment, postponement, continuation or rescheduling thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations provided on the reverse and at their discretion on any matters that may properly come before the meeting.

The undersigned acknowledges receipt from Guilford Pharmaceuticals Inc. prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement/prospectus dated August         , 2005.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Your shares of common stock will be voted as you specify. If no choice is specified, your shares will be voted FOR Proposals 1 and 2, and in the discretion of the proxy holder on any other matters which may properly come before the Special Meeting of Stockholders and on any adjournment, postponement, continuation or rescheduling of the meeting. If you do not sign and return a proxy, or attend the meeting and vote by ballot, shares that you own cannot be voted.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

X	Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

The Board of Directors knows of no other matters that are to be presented at the Special Meeting of Stockholders.

FOR AGAINST ABSTAIN
1.	To adopt the Agreement and Plan of Merger by and among Guilford Pharmaceuticals Inc., MGI Pharma, Inc. and Granite Acquisition, Inc., dated July 20, 2005, pursuant to which Granite Acquisition, Inc. will merge with and into Guilford and Guilford will become a wholly owned subsidiary of MGI PHARMA, INC.

2.	To authorize the proxies to vote to adjourn the Special Meeting of Stockholders, in their sole discretion, for the purpose of soliciting additional votes for Proposal 1.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as your name appears hereon. Joint owners should each sign personally. When signing as an executor, administrator, corporation officer, attorney, agent, trustee, guardian, or in any other representative capacity, please state your full title as such.

Signature	Date	Signature	Date